UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 31, 2007


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                    0-26509                     65-0601272
(State or other jurisdiction     (Commission File             (I.R.S. Employer
     of incorporation)                Number)                Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         ISSUANCE OF WARRANTS

         We are a party to that certain Credit Agreement dated as of October 12, 2006 (as amended) among National Coal Corp., National Coal Corporation (the "Borrower"), Guggenheim Corporate Funding, LLC ("Guggenheim") and the lenders identified therein (the "Credit Agreement").

         On October 19, 2007, the lenders party to the Credit Agreement assigned to Steelhead Offshore Capital, LP, Big Bend 38 Investments L.P., and J-K Navigator Fund, L.P., Borrower's outstanding obligations to repay funds loaned to Borrower pursuant to the Credit Agreement in the aggregate principal amount of $10,000,000 and, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the lenders against any person arising under or in connection with the Credit Agreement. Guggenheim remains as Administrative Agent under the Credit Agreement.

         On October 19, 2007, the parties to the Credit Agreement entered into a Waiver and Amendment No. 3 (the "Waiver and Amendment") to the Credit Agreement, pursuant to which the parties agreed to waive and amend certain provisions of the Credit Agreement. Pursuant to the Waiver and Amendment, Guggenheim and each lender waived certain fees related to amounts outstanding under the term loan facility as of December 31, 2007, our compliance with certain minimum consolidated EBITDA requirements, and the registration and processing fee due to Guggenheim solely with respect to the assignment and acceptance of Borrower's outstanding obligations to Steelhead Offshore Capital, LP, Big Bend 38 Investments L.P., and J-K Navigator Fund, L.P. The Waiver and Amendment also amended various restrictive covenants in the Credit Agreement, including covenants to permit us to consummate the acquisition of Mann Steel Products, Inc. and incur the debt financing to consummate that acquisition.

         On October 19, 2007, the parties to the Credit Agreement also entered into a letter agreement (the "Lender Fee Letter") pursuant to which we agreed, on behalf of ourselves and Borrower, at our election and as compensation for the Waiver and Amendment and assignment agreements, (i) to issue warrants on or before June 30, 2008 to purchase up to 750,000 shares of our common stock at an exercise price of $3.00 per share with a term through December 31, 2011 (the "WARRANTS") or (ii) make a cash payment on or before October 17, 2008 in an amount equal to the Black-Scholes value of a warrant, exercisable on or before December 31, 2011, for up to 750,000 shares of our common stock at an exercise price of $3.00 per share, obtained using the "OV" function on Bloomberg Financial Markets and reflecting the calculation assumptions set forth in the Lender Fee Letter, to Steelhead Offshore Capital, LP, Big Bend 38 Investments L.P., and J-K Navigator Fund, L.P. In the event that we issued the Warrants, we agreed to register with the Securities and Exchange Commission, the resale by the holders the shares issuable upon exercise of the warrants.

         We elected to issue the Warrants pursuant to the Lender Fee Letter and, on December 31, 2007, we entered into Warrant Agreement with Steelhead Offshore Capital, LP, Big Bend 38 Investments L.P., and J-K Navigator Fund, L.P., and issued to these investors Warrants to purchase 153,750, 375,000 and 221,250 shares of our Common Stock, respectively. We will register the shares underlying the Warrants for resale by these investors with the Securities and Exchange Commission pursuant to a registration statement on Form S-3 we intend to file on before April 15, 2008.

         SECURITIES LAW EXEMPTION

         Each of the recipients of the Warrants represented to us that such recipient was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such recipient was


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


receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  4.1 Warrant Agreement, dated December 31, 2007, between National Coal Corp., Steelhead Offshore Capital, LP, Big Bend 38 Investments L.P. and J-K Navigator Fund, L.P.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL COAL CORP.



Date:    January 3, 2008                By:      /S/ DANIEL ROLING
                                                 -------------------------------
                                                 Daniel Roling
                                                 President and Chief Executive
                                                 Officer


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


                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

4.1 Warrant Agreement, dated December 31, 2007, between National Coal Corp., Steelhead Offshore Capital, LP, Big Bend 38 Investments L.P. and J-K Navigator Fund, L.P.


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